                                                                   Exhibit 10.6

                       ASSIGNMENT AND ASSUMPTION OF LEASE


          THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is dated as of April 29, 1997 among Lockheed Martin Tactical Systems, Inc., a New York corporation (the "Assignor"), L-3 COMMUNICATIONS CORPORATION, a Delaware corporation (the "Assignee"), and KSL, Division of Bonneville International, a Utah corporation (the "Landlord"), with reference to the following:

                                   RECITALS

          A. The Landlord, as landlord, and the Assignor, as tenant, executed a Lease Agreement dated November 1, 1995, (which, together with all modifications, amendments and supplements thereof, is hereinafter referred to collectively as the "Lease"), a copy of which is attached hereto and incorporated by reference as Exhibit A, pursuant to which Landlord leased to the Assignor and the Assignor leased from Landlord property and improvements described therein located in Oquirrh Mountains Range, Utah (the "Premises").

          B. The Assignee is acquiring certain assets and assuming certain liabilities from the Assignor including the Assignor's rights, leasehold interest and obligations under the Lease.

          C. In connection with such acquisition, the Assignor desires to assign the Lease to the Assignee, and the Assignee desires to accept the assignment of the Lease from the Assignor.

          D. The Landlord has agreed to enter into this Assignment to, among other things, evidence its consent to such assignment of the Lease.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Assignor, the Assignee and the Landlord hereby covenant and agree as follows:

          1. Assignment. The Assignor grants, assigns and transfers to the Assignee, its successors and assigns, all of the Assignor's right, title and interest in, to and under the Lease (including, without limitation, any options under the Lease and any rights to extend or renew the Lease) and the Assignee accepts from the Assignor all of the Assignor's right, title and interest in, to and under the Lease.

          2. Assumption of Lease Obligation. The Assignee assumes and agrees to perform and fulfill all terms, covenants, conditions and obligations required to be performed and fulfilled by the Assignor under the Lease, including, without limitation, the obligation to make all payments due or payable on behalf of the Assignor under the Lease as they become due and payable.

          3. Representations of Assignor and Landlord. The Assignor and the Landlord represent to the Assignee as follows:

          (a) The Lease attached hereto as Exhibit A is a true, correct and complete copy of the Lease (including all modifications, amendments and supplements thereof) and the same are the only agreements between Landlord and the Assignor with respect to the subject matter thereof.

          (b) The Lease is in full force and effect and, except for the modifications, amendments and supplements included in Exhibit A, the Lease has not been modified, amended or supplemented.

          (c) Except as net forth on Exhibit B, no default by the Assignor or the Landlord has occurred and is continuing under the Lease, and no event has occurred and is continuing which with the giving of notice or the lapse of time or both would constitute a default thereunder.

          (d) No minimum or base rent or other rental has been paid in advance (except for the current month).

          (e) The monthly amount of base rent due under the Lease as of May 1, 1997, is $1,050, and the minimum or base rent and all other rentals and other payments due, owing and accruing under the Lease have been paid through April 30, 1997.

          (f) The term of the Lease commenced on November 1, 1995, and the current term of the Lease expires on October 31, 1998.

          4.  Landlord's Consent.

          The Landlord hereby consents to the Assignor's assignment of the Lease to the Assignee and the Assignee's assumption of the Lease. On and from the date of this Assignment forward, the Landlord hereby releases and relieves the Assignor from any and all liability and obligation under the Lease, and agrees to look solely to the Assignee for performance of the terms, covenants and conditions of tenant under the Lease.

          5. Successors and Assigns. This Assignment shall be binding on and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors and assigns, provided that this Section 5 shall not be construed to permit any future assignments of the Lease or subletting of the Premises except as permitted by the Lease.

          6. Counterparts. This Assignment may be signed in counterpart and, as so executed, shall constitute a binding agreement.

          7. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

WITNESS/ATTEST:                     ASSIGNOR:


                                    LOCKHEED MARTIN TACTICAL SYSTEMS,
                                      INC.



___________________________         By:________________________(SEAL)
                                       Name:  Stephen M. Piper
                                       Title: Vice President and Assistant
                                              Secretary


                                    ASSIGNEE:

                                    L-3 COMMUNICATIONS CORPORATION



___________________________         By:________________________(SEAL)
                                       Name:  Michael T. Strianese
                                       Title: Vice President, Finance and
                                              Controller


WITNESS/ATTEST:                     LANDLORD:


                                    KSL, a division of BONNEVILLE
                                      INTERNATIONAL CORPORATION



___________________________         By:________________________(SEAL)
                                       Name:  Brent Robinson
                                       Title: Chief Engineer

STATE OF NEW YORK, COUNTY OF NEW YORK, TO WIT:

          On this 30th day of April, 1997, before me a notary public of said State, Stephen M. Piper, the undersigned officer, personally appeared Stephen
M. Piper, who acknowledged himself to be a Vice President and Assistant Secretary of Lockheed Martin Tactical Systems, a New York corporation, and that he, as such Vice President and Assistant Secretary, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by himself as a Vice President and Assistant Secretary.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                            ----------------------------
                                                   Notary Public



My Commission Expires:


STATE OF NEW YORK, COUNTY OF NEW YORK, TO WIT:

          On this 30th day of April, 1997, before me a notary public of said State, Michael T. Strianese, the undersigned officer, personally appeared Michael T. Strianese, who acknowledged himself to be a Vice President of L-3 Communications Corporation, a Delaware corporation, and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as a Vice President.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                            ----------------------------
                                                   Notary Public



My Commission Expires:

STATE OF UTAH, COUNTY OF SALT LAKE, TO WIT:

          On this 28th day of April, 1997, before me a notary public of said State, Brent Robinson, the undersigned officer, personally appeared Brent Robinson, who acknowledged himself to be a Chief Engineer of KSL-TV, a Utah corporation, and that he, as such Chief Engineer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as a Chief Engineer.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                            ----------------------------
                                                   Notary Public


My Commission Expires:

                                   EXHIBIT A


                                   THE LEASE

TO:       Julia Michael

FROM:     Bruce J. Garner

DATE:     January 10, 1996

SUBJECT:  LCS Facilities Lease Request


Julia, attached is the Lease request documentation for the Far Field Test Antenna Range we have been discussing. I understand you will attached the general liability, automobile coverage and workers compensation insurance certification requested in paragraph 11 on page 6 of the lease. LCS will make the helicopter insurance requirement noted in the same paragraph a requirement of the purchase order(s) issued for that service.

If you have any questions you can call me at 801-594-2356.

Thank you for your assistance in this matter.



cc:  W.B. Booker
     D.C. Freeze
     T.O. Miiller

                                LEASE AGREEMENT


          This Lease Agreement (the "Agreement") is entered into this 1st day of November, 1995 between KSL, a division of Bonneville International Corporation, a Utah corporation, with its principal place of business at Broadcast House, 55 North 300 West, P. O. Box 1160, Salt Lake City, Utah 84110-1160 ("Lessor") and Loral Communication Systems, a New York corporation, with its principal place of business at 640 North 2200 West, Salt Lake City, Utah 84116 ("Lessee"), in light of the following circumstances:

                                   Recitals

          Whereas, Lessor is the owner of certain television and radio transmission facilities located in the Oquirrh mountain range in Salt Lake and Tooele counties, Utah at a location commonly known as Farnsworth Peak (the "Site"); and

          Whereas, Lessee is engaged in the business of satellite communications and data link services; and

          Whereas, Lessee desires to lease from Lessor certain space and equipment at the Site;

          Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Lessor and Lessee agree as follows:

                             Terms and Conditions

          1. Leased Premises. Lessor hereby leases to Lessee, and Lessee hereby accepts from Lessor, that certain space and equipment at the Site identified on Schedule A to this Agreement (the "Premises") for the location and operation of a test antenna of approximately six feet in length. A complete list of Lessee's equipment to be located at the Premises (the "Equipment") is attached to this Agreement as Schedule B.

          2. During Furnished Items. During the term of this Agreement, Lessor shall furnish Lessee with the following:

          A. Access to the Site over the access road available to Lessor for that purpose. Lessee understands that it will be subject to the same restrictions on the use of such road as may be imposed on Lessor from time to time by the entities controlling the property upon which the road is located, including the Kennecott Copper Corporation, Alpha
     Communications and Hercules Corporation;

          B. Heat, light and toilet facilities at the Site;

          C. The right to connect to the power load center at the Site for the operation of the Equipment. Lessee's use of electricity will be separately metered by Lessor. Lessor shall invoice Lessee monthly for such electrical usage at the established commercial rates of the Utah Power and Light Company, plus the lesser of ten percent of Lessee's monthly statement or $30.00 for administration and general expenses.

     Invoices shall be payable within twenty days of the date of billing. In the event an invoice is more than ten days delinquent, Lessor, upon five days written notice, shall be entitled to cease supplying Lessee with electricity;

          D. Upon Lessee's request, emergency service, if available, for the Equipment. Rates for emergency service are set forth in Schedule O to this Agreement and may be adjusted from time to time as determined by Lessor;

          E. The right to make reasonable alterations, attach fixtures and erect additions to the Premises as required to operate the Equipment, but only so long as plans for such alterations, attachments or additions are submitted, along with a list of added and/or replaced materials, to Lessor for approval, which approval shall not be unreasonably withheld. In no event shall any of Lessee's alterations, attachments or additions interfere with the operation or work of Lessor or of other tenants at the Site;

          F. Other services, such as the use of tools and parts owned by Lessor, at the rates listed on Schedule O, as such may be adjusted from time to time as determined by Lessor; and

          G. Maintenance of the Site in good operating order.

          3. Monthly Payments by Lessee. In exchange for the right to occupy the Premises and operate the Equipment, Lessee shall pay to Lessor the monthly rental payment and other fees set forth in Schedule C to this Agreement. The monthly rental payment shall be payable in advance on or before the first day of each calendar month at Lessor's principal place of business or at such other place or in such other manner as Lessor may from time to time direct; provided, however, that in the event the term of this Agreement shall commence on other than the first day of a calendar month or terminate on other than the last day of a calendar month, the monthly rental payment shall be prorated on a daily basis for such partial calendar month. Unless otherwise specifically set forth elsewhere in this Agreement, all other payments required to be made by Lessee to Lessor shall be paid by within twenty days of the date of invoice.

          4. Other Costs. Lessee recognizes that additional expenses may be incurred by Lessor from time to time for the benefit of Lessee and other tenants at the Site, such as the cost of transporting various government inspectors, tax assessors, state and/or county officers/officials and the like to and from the Site. Lessee agrees to pay its share of such costs on a pro rata basis as calculated by Lessor. Lessor shall provide Lessee with proof of such costs, along with calculations for determining the amount charged to Lessee.

          5. Compliance. Lessee's operations at the Site shall be in full compliance with all applicable laws, statutes, ordinances, rules and regulations of any governmental authority having jurisdiction over Lessor, Lessee or the Site, including, but not limited to, the Federal Communications Commission (the "FCC"). Lessee shall bear the cost and responsibility for all matters pertaining to its operations at the Site, including, but not limited to, applications, renewals, regular or special reports, discrepancy citations, inspections or any changes in equipment which may be required from time to time by the FCC or standards of good engineering practice.

          Lessee shall protect all persons at the Site at all times from exposure to excessive non-ionizing radiation (as determined by the FCC, the Occupational Safety and Health Agency, the Environmental Protection Agency or any other governmental authority) which may be generated as a result of Lessee's operations. In the event Lessee's operations appear to be causing excessive non-ionizing radiation, Lessor shall have the right, but not the obligation, to take whatever action Lessor deems appropriate to reduce the amount of such radiation, including, but not limited to, the interruption of Lessee's operations or the reduction of Lessee's transmission power. Lessor shall invoice Lessee for the costs of any such action and Lessee shall promptly pay such amount within twenty days of the date of invoice.

          6. Interference. Lessee acknowledges that Lessor reserves the right to grant space, premises, facilities and/or rights to third parties at the Site that are the same as or similar to those granted herein to Lessee. Lessee shall endeavor in good faith to conduct its activities in accordance with sound electronic and engineering practices and applicable FCC standards and will cooperate with Lessor and other tenants at the Site so as to anticipate and prevent Interference, as that term is defined below. A list of Tenants at the Site as of the commencement of this Agreement is attached hereto as Schedule S.

          If Lessee's operations cause Interference, Lessee shall, at its sole cost and expense and without recourse to Lessor, cause any such Interference to be corrected within ten days following written notice thereof to Lessee. Pending correction, Lessee shall immediately cease the activity or remove the equipment causing the Interference. If Lessee fails to act within the given time frame, Lessor may cause the required corrections to be made. Lessor shall invoice Lessee for the costs of any such action and Lessee shall promptly pay such amount within twenty days of the date of invoice.

          "Interference" shall be deemed to exist if (i) a final determination to that effect is made by an authorized representative of the FCC pursuant to its rules and regulations; (ii) a condition exists which constitutes interference within the meaning of the provisions of the rules and regulations of the FCC in effect at the time; or (iii) Lessor makes a good faith determination that its technical operations or the technical operations of any other tenants at the Site are being adversely affected by Lessee's activities.

          7. Lessor Improvements. Lessor reserves the right to replace or install additional equipment at the Site necessary or desirable for its own operations. Lessor shall not be liable for any disruption of or interference to Lessee's operations by reason of such replacement or installation, but Lessor agrees to cooperate with Lessee and to use reasonable efforts to resolve in advance any problems that might arise in connection with these activities.

          8. Assignment or Sublease. Lessee may not assign or transfer this Agreement or any interest therein, sublease any interest covered by this Agreement or encumber, hypothecate or otherwise give as security this Agreement or any interest therein without the prior written consent of Lessor, which consent shall not be unreasonably withheld. No assignment, transfer or sublease shall be effective as against Lessor for any purpose, unless Lessor shall have consented thereto in writing prior to such assignment, transfer or sublease and unless all sums due from Lessee, together with any costs to Lessor to cover reasonable legal and other expenses of Lessor in connection with such assignment, transfer or sublease, shall have been paid to Lessor.

          Each and every attempt to assign, sell, transfer or encumber this Agreement or any interest therein and each and every attempt to sublease any interest covered hereby in a manner contrary to that set forth in this paragraph may be deemed a default by Lessee hereunder.

          Lessor's consent to one assignment, transfer or sublease by Lessee or acceptance of performance from an assignee, transferee or sublessee shall not be deemed a waiver by Lessor of the restrictions of this paragraph as to subsequent attempts to assign, transfer or sublet by Lessee or by Lessee's heirs, successors, assigns, transferees or sublessees. As used herein, the terms Lessor and Lessee shall be deemed to include their respective heirs, successors, assigns, transferees or sublessees.

          The terms, conditions and covenants contained in this Agreement shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, assigns, transferees and sublessees.

          Lessor shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Site and in such event Lessor shall be released from any further obligations hereunder and the successor-in-interest of Lessor shall have all the rights and obligations hereunder and in the Site with respect to Lessee.

          9. Term. The initial term of this Agreement shall begin on November 1, 1995 and shall end on October 31, 1996. This Agreement shall thereafter be renewed for up to three additional two year periods (from November 1, 1996 through October 31, 1998; from November 1, 1998 through October 31, 2000; and from November 1, 2000 through October 31, 2002, respectively) upon the same terms and conditions set forth herein unless Lessee provides Lessor with written notice at least ninety days prior to the expiration of the then current term.

          10. Default by Lessee. The following events shall be deemed to be events of default by Lessee under this Agreement (each such event of default is hereinafter referred to as an "Event of Default"):

          A. Lessee shall fail to timely pay any monthly rental payment as referenced in paragraph 3 above or any other sum of money due hereunder and such failure shall continue for a period of ten days;

          B. Lessee shall fail to comply with any provision of this Agreement not requiring the payment of money, all of which provisions shall be deemed material, and such failure shall continue for a period of twenty days after written notice of such default is delivered to Lessee;

          C. Lessee shall become insolvent or fail to pay its debts as they become due or Lessee notifies Lessor that it anticipates either condition;

          D. Lessee takes any action to file a petition under any section or chapter of the United States Bankruptcy Code or under any similar law or statute of the United States or any state thereof or a petition shall be filed against Lessee under any such statute or Lessee or any creditor of Lessee notifies Lessor that it knows such a petition will be filed or Lessee notifies Lessor that it expects such a petition to be filed; or

          E. A receiver or trustee shall be appointed for Lessee's leasehold interest in the Premises or for all or a substantial part of Lessee's assets.

          Upon the occurrence of any Event of Default, Lessor may at its option and without further notice to all other remedies given hereunder or by law or in equity, do any one or more of the following: (i) terminate this Agreement, in which event Lessee shall immediately surrender possession of the Premises to Lessor; (ii) enter upon the Premises and expel or remove Lessee's Equipment therefrom, with or without having terminated this Agreement; and (iii) change or re-key all locks to entrances to the Site and Lessor shall have no obligation to give Lessee notice thereof or to provide Lessee with a new key to the Site.

          The exercise by Lessor of any one or more remedies hereunder shall not constitute an acceptance of the surrender of the Premises by Lessee. Lessee acknowledges that a surrender of the Premises can be effected only by a written agreement between Lessor and Lessee.

          If Lessor terminates this Agreement by reason of an Event of Default, Lessee shall pay to Lessor the sum of (i) the cost of recovering the Premises;
(ii) the unpaid monthly payments and all other indebtedness accrued hereunder to the date of such termination; (iii) to the extent the same were not paid, the cost of repairing, altering or otherwise putting the Premises into a condition acceptable to a new tenant or tenants (if Lessor elects to so relet) (collectively, the "Reletting Expenses"); (iv) all expenses incurred by Lessor in enforcing Lessor's remedies, including attorneys' fees and court costs; (v) the total monthly payments and other benefits which Lessor would have received under this Agreement for the remainder of the term, minus any net sums thereafter received by Lessor through reletting the Premises during such period; and (vi) any other damages or relief which Lessor may be entitled to at law or in equity. Lessee shall not be entitled to any excess rent obtained by reletting the Premises.

          If Lessor repossesses the Premises without terminating this Agreement by reason of an Event of Default, then Lessee shall pay to Lessor the sum of
(i) the cost of recovering the Premises; (ii) the unpaid monthly payments and all other indebtedness accrued hereunder to the date of such repossession;
(iii) the Reletting Expenses; (iv) all expenses incurred by Lessor in enforcing Lessor's remedies, including attorneys' fees and court costs; (v) the total monthly payments and other benefits which Lessor would have received under this Agreement for the remainder of the term, minus any net sums thereafter received by Lessor through reletting the Premises during such period; and (vi) any other damages or relief which Lessor may be entitled to at law or in equity. Re-entry by Lessor will not affect the obligations of Lessee for the unexpired term of this Agreement. Lessee shall not be entitled to any excess rent obtained by reletting the Premises. Actions to collect amounts due by Lessee may be brought on one or more occasions without the necessity of Lessor's waiting until the expiration of the term of this Agreement.

          Upon termination of this Agreement or repossession of the Premises due to an Event of Default, Lessor shall not be obligated to relet or attempt to relet the Premises or any portion thereof or to collect rent after reletting, but Lessor shall have the option to relet the whole or any portion of the Premises for any period to any tenant and for any use and purpose.

          11. Insurance. Lessee shall at its own cost and expense procure and maintain general liability insurance coverage and automobile coverage in the face amount of at least $1,000,000.00 per occurrence and workers compensation insurance as prescribed by Utah state law. A certificate of insurance naming Lessor as an additional insured shall be attached to this Agreement as Schedule
I. In addition, Lessee shall use only certified and insured helicopter carriers for trips and from the Site. Such carriers shall carry liability insurance in the face amount of at least $5,000,000.00 per occurrence. All such insurance shall cover Lessee's employees, agents and invitees while in, or about the Site and while traveling to and from the Site, including losses attributable to the presence of the Equipment, Lessee's employees, agents or invitees while in, on or about the Site. Lessee shall be solely responsible for procuring and maintaining property insurance on the Equipment.

          12. Indemnification. Lessee shall indemnify, defend and hold harmless Lessor and any officer, director, employee, contractor, agent or affiliate of Lessor (collectively, a "Lessor Related Party") from and against any and all liabilities, obligations, damages, claims, suits, losses, causes of action, liens, judgments and expenses (including court costs, attorneys' fees and costs of investigation) or any kind, nature or description resulting from any injuries to or death of any person or any damage to the Site which either (i) arises from or is claimed to arise from any act, omission or negligence of Lessee or any employee, officer, contractor, agent, subtenant, guest, licensee or invitee of Lessee; (ii) arises from a breach, violation or nonperformance of any term, provision, covenant or agreement of Lessee hereunder or a breach or violation by Lessee of any court order or any law, regulation or ordinance of any federal, state or local authority; or (iii) arises from the activities of Lessee in and around the Site or the operations or conduct of Lessee's business upon the Site (collectively, the "Claims"), except to the extent such Claims are directly caused by the gross negligence or willful misconduct of Lessor. If any such Claim is made against Lessor, Lessee shall at its sole cost and expense defend such Claim by or through attorneys satisfactory to Lessor. In resolving or settling any Claim, Lessee shall obtain a release of such Claim made against Lessor or any Lessor Related Party. The indemnity obligations of Lessee are in addition to Lessee's obligations to obtain and maintain insurance as otherwise provided herein.

          Lessee specifically agrees to look solely to Lessor's interest in the Site for the recovery of any judgment against Lessor.

          13. Limits on Liability. Lessor shall have no liability to Lessee or any other party for any loss allegedly occasioned by the nontransmission or partial transmission of Lessee's data or damage to the Equipment by reason of the physical collapse of a tower or antennas, breakdown of a transmitter or its components, failure or inability of Utah Power and Light Company to supply electrical power, failure of Lessor's emergency generator, acts of God, sabotage, earthquake, fire, theft, burglary, windstorm or any other hazard (natural or man-made), strikes or walkouts,cancellation of Lessee's licenses or any other cause beyond Lessor's control. Lessor shall have no liability to Lessee or any other party and Lessee shall indemnify Lessor from and against all claims, costs and expenses for non-ionizing radiation claimed to originate as a result of Lessee's operations at the Site.

          14. Lessor's Facilities. Lessor shall have first call on personnel and all Lessor's equipment at the Site, which personnel and/or equipment may be temporarily limited by reason of personnel or power shortage and/or demand for reconstruction following a general breakdown caused by acts within or beyond Lessor's control. Lessor's emergency power supply equipment at the Site will not be available to Lessee in the event of a Utah Power and Light Company failure, except as otherwise provided in Schedule O.

          15. Property Tax. Lessee shall be responsible for any property taxes which arise from the operation of the Equipment at the Site. Lessee acknowledges that the Equipment may be located in Salt Lake and/or Tooele counties.

          16. Late Charges. Any amount owing to Lessor from Lessee under this Agreement that is thirty days past due shall be assessed a late charge of $50.00 per invoice per month for each invoice totaling less than $500.00 and a late charge of $200.00 per invoice per month for each invoice that is equal to or greater than $500.00.

          17. Road Maintenance Charge. Lessee acknowledges and agrees that an annual charge shall be assessed by Lessor to Lessee to cover access roadway maintenance and repairs. This cost shall be prorated among the various users of the Farnsworth Peak/Little Farnsworth Peak areas and is due and payable from Lessee on or before July 1st annually.

          18. Notices. All notices to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally, mailed by certified mail, return receipt requested, or delivered by recognized commercial courier to the other party at its last known business address.

          19. Governing Law. This Agreement shall be interpreted under and governed by the laws of the State of Utah.

          20. Environmental Representations and Warranties. Neither Lessee nor Lessee's agents, contractors, authorized representatives or employees shall engage in any of the following prohibited activities in, on or about the Site:

          A. Cause or permit any releases, discharges or spills of Hazardous Material on or from the Site;

          B. Cause or permit any manufacturing, holding, handling, retaining, transporting spilling, leaking, treating, disposing or dumping of Hazardous Material in or on any portion of the Site;

          C. Cause or permit to be located on the Site any underground or above-ground tanks for the storage of fuel oil, gasoline and/or other petroleum products or by-products;

          D. Cause or permit any releases, discharges or spills of fuel oil, gasoline and/or other petroleum products or by-products; or

          E. Otherwise place, keep, or maintain, or allow to be placed, kept or maintained, any Hazardous Material on any portion of the Site.

          For purposes of this paragraph, "Hazardous Material" means any radioactive, hazardous or toxic substance, material, waste or similar terms, including, without limitation, petroleum and petroleum products, the presence of which at the Site or the discharge or emission of which from the Site or the collection, storage, treatment or disposal of which is regulated by governmental requirements or regulations.

          21. Waiver. The parties agree that the waiver of any breach of this Agreement by either party shall in no event constitute a waiver as to any further breach.

          22. Headings. Headings on each paragraph of this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

          23. Entire Agreement; Construction: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, contracts or other arrangements. No amendments, modifications or supplements to this Agreement shall be binding unless executed in writing by the parties hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first listed above.

KSL, a Division of Bonneville
International Corporation


By:__________________________

Its:_________________________


Loral Communication Systems


By:__________________________

Its:_________________________

                                  Schedule A


The Premises are marked on the attached drawing of the site. The premises include approximately 210 square feet of space in the attic above the kitchen in the Transmitter Building shown in the attached drawing for Lessee to install one six foot antenna with associated equipment of Schedule B.


Attachment:  Drawing KSLFPSD002          Site Plot Farnsworth Peak

                                  Schedule B
                          List of Lessee's Equipment


 Item        Description                                              Qty.
-------      -----------                                              ----

   1    HP-83751B Frequency Generator                                   1

   2    HP-8563E Spectrum Analyzer                                      1

   3    HP-3488A Switch Control Unit                                    1

   4    486 Personal Computer                                           1

   5    Video Monitor                                                   1

   6    Parabolic Reflector, 6 ft. diameter                             1

   7    Antenna Feeds (C, X, and Ku)                                    3

   8    Az/El Antenna Positioner                                        1

   9    Antenna Positioner Control Unit                                 1

  10    3 dB 90 degree Coaxial Hybrid                                   1

  11    Coaxial Line Stretcher                                          2

  12    Wideband Coaxial Low Noise Amplifier                            1

  13    Power Meter                                                     1

  14    Directional Coupler                                             1

  15    24V DC Power Supply                                             1

  16    Misc. Cables and Connectors

                                  Schedule C


          For the period November 1, 1995 through October 31, 1996, Lessee's monthly rental payment shall be $1,100.00. If this Agreement is extended as set forth in paragraph 9, beginning November 1, 1996 and continuing every year thereafter, the monthly rental payment shall be increased at the rate of five percent per year.

          If Lessee increases and/or modifies the Equipment or otherwise materially changes the nature of its operations at the Site, Lessor shall be entitled to increase the monthly rental payment accordingly.

          The above-described monthly rental payment shall include the right of access to one telephone line to be provided by Lessor to Lessee.

                                  Schedule I
                           Certificate of Insurance

                                  Schedule O


          1. Requested Emergency Engineering/Technical Services. $50.00 per hour. Hours shall be invoiced in tenths, with a minimum charge per request of two-tenths of an hour.

          2. Emergency Power Generator Use. This service is available only to the capacity of the system. Tenants have priority based on their length of time at the Site. Cost is $8.00/KVA (peak demand rate) per month. Should operation time exceed fifty hours per year, an additional charge will be made to cover the cost of additional fuel.

          3. Use of Tools and Workshop. The room known as the PI room is equipped with a work bench and tools, tool board, ladders, drill press, grinder, extension power cords, goggles and face shield which may be used by Lessee. Lessee shall be responsible for any loss, breakage or damage. The cabinet labeled "Tenant Use" contains a minimal assortment of electronic test equipment that is also available for use.

          4. Specialized Equipment and Supplies. An additional charge will be made for use of some items. The listing of such items is posted on the bulletin board at the Site and use of these items is subject to permission of Lessor's engineer on site.

          5. Use of Parts and Supplies. Lessor does not stock, inventory, sell or supply parts. In an emergency, the following rules apply:

          A. The requested item must be available and not in immediate need by Lessor;

          B. Approval to use the item must be obtained from Lessor's engineer on site; and

          C. No exchange of money or parts will be allowed, but replacement with identical and new parts on the basis of replace two items for any one used within seven days.

                                  Schedule S
                                   Seniority

  1.   KSL-TV (Operations Began) . . . . . . . . . . . .   1952

  2.   KSFI (FM) . . . . . . . . . . . . . . . . . . . .   Nov. 1, 1957

  3.   KISN (FM) . . . . . . . . . . . . . . . . . . . .   Nov. 11, 1968

  4.   U.S. Government, Secret Service . . . . . . . . .   Jun. 1, 1972

  5.   KSOP (FM) . . . . . . . . . . . . . . . . . . . .   Sep. 15, 1973

  6.   KRSP (FM) . . . . . . . . . . . . . . . . . . . .   Dec. 14, 1973

  7.   Utah Transit Authority  . . . . . . . . . . . . .   Nov. 3, 1976

  8.   Petersen Electric . . . . . . . . . . . . . . . .   Apr. 4, 1977

  9.   KBUL (FM) . . . . . . . . . . . . . . . . . . . .   Jul. 1, 1977

 10.   KBER (FM) . . . . . . . . . . . . . . . . . . . .   Jul. 1, 1977

 11.   Utah Transit Authority  . . . . . . . . . . . . .   Dec. 1, 1978

 12.   KBZN (FM) . . . . . . . . . . . . . . . . . . . .   Feb. 1, 1979

 13.   KRCL (FM) . . . . . . . . . . . . . . . . . . . .   Aug. 30, 1979

 14.   Questar . . . . . . . . . . . . . . . . . . . . .   Jun. 20, 1981

 15.   Precision Electronics . . . . . . . . . . . . . .   Jun. 26, 1981

 16.   KKAT (FM) . . . . . . . . . . . . . . . . . . . .   Mar. 23, 1983

 17.   GTE Airfone . . . . . . . . . . . . . . . . . . .   Sep. 14, 1990

 18.   KUMT (FM) . . . . . . . . . . . . . . . . . . . .   Aug. 20, 1991

 19.   Technivision Inc., dba Omnivision . . . . . . . .   Mar. 1992

 20.   Clairtel Communications Group, L.P. . . . . . . .   Jun. 15, 1992

 21.   SMR of Utah, Inc. . . . . . . . . . . . . . . . .   Nov. 15, 1992

 22.   Family Stations, Inc. . . . . . . . . . . . . . .   July 6, 1994

 23.   Loral Communications Systems  . . . . . . . . . .   Nov. 1, 1995

                                LEASE AGREEMENT


          This Lease Agreement (the "Agreement") is entered into this 18th day of March, 1996 to be effective November 1, 1995, between KSL, a division of Bonneville International Corporation, a Utah corporation, with its principal place of business at Broadcast House, 55 North 300 West, P. O. Box 1160, Salt Lake City, Utah 84110-1160 ("Lessor") and Loral Corporation, a New York corporation, with its principal place of business at 600 Third Avenue, New York, New York 10016 ("Lessee"), in light of the following circumstances:

                                   Recitals

          Whereas, Lessor is the owner of certain television and radio transmission facilities located in the Oquirrh mountain range in Salt Lake and Tooele counties, Utah at a location commonly known as Farnsworth Peak (the "Site"); and

          Whereas, Lessee is engaged in the business of satellite communications and data link services; and

          Whereas, Lessee desires to lease from Lessor certain space and equipment at the Site;

          Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Lessor and Lessee agree as follows:

                             Terms and Conditions

          1. Leased Premises. Lessor hereby leases to Lessee, and Lessee hereby accepts from Lessor, that certain space and equipment at the Site identified on Schedule A to this Agreement (the "Premises") for the location and operation of a test antenna of approximately six feet in length. A complete list of Lessee's equipment to be located at the Premises (the "Equipment") is attached to this Agreement as Schedule B.

          2. Lessor Furnished Items. During the term of this Agreement, Lessor shall furnish Lessee with the following:

          A. Access to the Site over the access road available to Lessor for that purpose. Lessee understands that it will be subject to the same restrictions on the use of such road as may be imposed on Lessor from time to time by the entities controlling the property upon which the road is located, including the Kennecott Copper Corporation, Alpha
     Communications and Hercules Corporation;

          B.  Heat, light and toilet facilities at the Site;

          C. The right to connect to the power load center at the Site for the operation of the Equipment. Lessee's use of electricity will be separately metered by Lessor. Lessor shall invoice Lessee monthly for such electrical usage at the established commercial rates of the Utah Power and Light Company, plus the lesser of ten percent of Lessee's monthly statement or $30.00 for administration and general expenses.

     Invoices shall be payable within twenty days of the date of billing. In the event an invoice is more than ten days delinquent, Lessor, upon five days written notice, shall be entitled to cease supplying Lessee with electricity;

          D. Upon Lessee's request, emergency service, if available, for the Equipment. Rates for emergency service are set forth in Schedule O to this Agreement and may be adjusted from time to time as determined by Lessor;

          E. The right to make reasonable alterations, attach fixtures and erect additions to the Premises as required to operate the Equipment, but only so long as plans for such alterations, attachments or additions are submitted, along with a list of added and/or replaced materials, to Lessor for approval, which approval shall not be unreasonably withheld. In no event shall any of Lessee's alterations, attachments or additions interfere with the operation or work of Lessor or of other tenants at the Site;

          F. Other services, such as the use of tools and parts owned by Lessor, at the rates listed on Schedule O, as such may be adjusted from time to time as determined by Lessor; and

          G. Maintenance of the Site in good operation order.

          3. Monthly Payments by Lessee. In exchange for the right to occupy the Premises and operate the Equipment, Lessee shall pay to Lessor the monthly rental payment and other fees set forth in Schedule C to this Agreement. The monthly rental payment shall be payable in advance on or before the first day of each calendar month at Lessor's principal place of business or at such other place or in such other manner as Lessor may from time to time direct; provided, however, that in the event the term of this Agreement shall commence on other than the first day of a calendar month or terminate on other than the last day of a calendar month, the monthly rental payment shall be prorated on a daily basis for such partial calendar month. Unless otherwise specifically set forth elsewhere in this Agreement, all other payments required to be made by Lessee to Lessor shall be paid by within twenty days of the date of invoice.

          4. Other Costs. Lessee recognizes that additional expenses may be incurred by Lessor from time to time for the benefit of Lessee and other tenants at the Site, such as the cost of transporting various government inspectors, tax assessors, state and/or county officers/officials and the like to and from the Site. Lessee agrees to pay its share of such costs on a pro rata basis as calculated by Lessor. Lessor shall provide Lessee with proof of such costs, along with calculations for determining the amount charged to Lessee.

          5. Compliance. Lessee's operations at the Site shall be in full compliance with all applicable laws, statutes, ordinances, rules and regulations of any governmental authority having jurisdiction over Lessor, Lessee or the Site, including, but not limited to, the Federal Communications Commission (the "FCC"). Lessee shall bear the cost and responsibility for all matters pertaining to its operations at the Site, including, but not limited to, applications, renewals, regular or special reports, discrepancy citations, inspections or any changes in equipment which may be required from time to time by the FCC or standards of good engineering practice.

          Lessee shall protect all persons at the Site at all times from exposure to excessive non-ionizing radiation (as determined by the FCC, the Occupational Safety and Health Agency, the Environmental Protection Agency or any other governmental authority) which may be generated as a result of Lessee's operations. In the event Lessee's operations appear to be causing excessive non-ionizing radiation, Lessor shall have the right, but not the obligation, to take whatever action Lessor deems appropriate to reduce the amount of such radiation, including, but not limited to, the interruption of Lessee's operations or the reduction of Lessee's transmission power. Lessor shall invoice Lessee for the costs of any such action and Lessee shall promptly pay such amount within twenty days of the date of invoice.

          6. Interference. Lessee acknowledges that Lessor reserves the right to grant space, premises, facilities and/or rights to third parties at the Site that are the same as or similar to those granted herein to Lessee. Lessee shall endeavor in good faith to conduct its activities in accordance with sound electronic and engineering practices and applicable FCC standards and will cooperate with Lessor and other tenants at the Site so as to anticipate and prevent Interference, as that term is defined below. A list of Tenants at the Site as of the commencement of this Agreement is attached hereto as Schedule S.

          If Lessee's operations cause Interference, Lessee shall, at its sole cost and expense and without recourse to Lessor, cause any such Interference to be corrected within ten days following written notice thereof to Lessee. Pending correction, Lessee shall immediately cease the activity or remove the equipment causing the Interference. If Lessee fails to act within the given time frame, Lessor may cause the required corrections to be made. Lessor shall invoice Lessee for the costs of any such action and Lessee shall promptly pay such amount within twenty days of the date of invoice.

          "Interference" shall be deemed to exist if (i) a final determination to that effect is made by an authorized representative of the FCC pursuant to its rules and regulations; (ii) a condition exists which constitutes interference within the meaning of the provisions of the rules and regulations of the FCC in effect at the time; or (iii) Lessor makes a good faith determination that its technical operations or the technical operations of any other tenants at the Site are being adversely affected by Lessee's activities.

          7. Lessor Improvements. Lessor reserves the right to replace or install additional equipment at the Site necessary or desirable for its own operations. Lessor shall not be liable for any disruption of or interference to Lessee's operations by reason of such replacement or installation, but Lessor agrees to cooperate with Lessee and to use reasonable efforts to resolve in advance any problems that might arise in connection with these activities.

          8. Assignment or Sublease. Lessee may not assign or transfer this Agreement or any interest therein, sublease any interest covered by this Agreement or encumber, hypothecate or otherwise give as security this Agreement or any interest therein without the prior written consent of Lessor, which consent shall not be unreasonably withheld. No assignment, transfer or sublease shall be effective as against Lessor for any purpose, unless Lessor shall have consented thereto in writing prior to such assignment, transfer or sublease and unless all sums due from Lessee, together with any costs to Lessor to cover reasonable legal and other expenses of Lessor in connection with such assignment, transfer or sublease, shall have been paid to Lessor.

          Each and every attempt to assign, sell, transfer or encumber this Agreement or any interest therein and each and every attempt to sublease any interest covered hereby in a manner contrary to that set forth in this paragraph may be deemed a default by Lessee hereunder.

          Lessor's consent to one assignment, transfer or sublease by Lessee or acceptance of performance from an assignee, transferee or sublessee shall not be deemed a waiver by Lessor of the restrictions of this paragraph as to subsequent attempts to assign, transfer or sublet by Lessee or by Lessee's heirs, successors, assigns, transferees or sublessees. As used herein, the terms Lessor and Lessee shall be deemed to include their respective heirs, successors, assigns, transferees or sublessees.

          The terms, conditions and covenants contained in this Agreement shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, assigns, transferees and sublessees.

          Lessor shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Site and in such event Lessor shall be released from any further obligations hereunder and the successor-in-interest of Lessor shall have all the rights and obligations hereunder and in the Site with respect to Lessee.

          9. Term. The initial term of this Agreement shall begin on November 1, 1995 and shall end on October 31, 1996. This Agreement shall thereafter be renewed for up to three additional two year periods (from November 1, 1996 through October 31, 1998; from November 1, 1998 through October 31, 2000; and from November 1, 2000 through October 31, 2002, respectively) upon the same terms and conditions set forth herein, provided Lessee gives Lessor written notice at least ninety days prior to the expiration of the then current term.

          10. Default by Lessee. The following events shall be deemed to be events of default by Lessee under this Agreement (each such event of default is hereinafter referred to as an "Event of Default"):

          A. Lessee shall fail to timely pay any monthly rental payment as referenced in paragraph 3 above or any other sum of money due hereunder and such failure shall continue for a period of ten days after written notice of such default is delivered to Lessee;

          B. Lessee shall fail to comply with any provision of this Agreement not requiring the payment of money, all of which provisions shall be deemed material, and such failure shall continue for a period of twenty days after written notice of such default is delivered to Lessee;

          C. Lessee shall become insolvent or fail to pay its debts as they become due or Lessee notifies Lessor that it anticipates either condition;

          D. Lessee takes any action to file a petition under any section or chapter of the United States Bankruptcy Code or under any similar law or site of the United States or any state thereof or a petition shall be filed against Lessee under any such statute or Lessee or any creditor of Lessee notifies Lessor that it knows such a petition will be filed or Lessee notifies Lessor that it expects such a petition to be filed; or

          E. A receiver or trustee shall be appointed for Lessee's leasehold interest in the Premises or for all or a substantial part of Lessee's assets.

          Upon the occurrence of any Event of Default, Lessor may at its option and without further notice to Lessee and in addition to all other remedies given hereunder or by law or in equity, do any one or more of the following:
(i) terminate this Agreement, in which event Lessee shall immediately surrender possession of the Premises to Lessor; (ii) enter upon the Premises and expel or remove Lessee's Equipment therefrom, with or without having terminated this Agreement; and (iii) change or re-key all locks to entrances to the Site and Lessor shall have no obligation to give Lessee notice thereof or to provide Lessee with a new key to the Site.

          The exercise by Lessor of any one or more remedies hereunder shall not constitute an acceptance of the surrender of the Premises by Lessee. Lessee acknowledges that a surrender of the Premises can be effected only by a written agreement between Lessor and Lessee.

          If Lessor terminates this Agreement by reason of an Event of Default, Lessee shall pay to Lessor the sum of (i) the cost of recovering the Premises;
(ii) the unpaid monthly payments and all other indebtedness accrued hereunder to the date of such termination; (iii) to the extent the same were not paid, the cost of repairing, altering or otherwise putting the Premises into a condition acceptable to a new tenant or tenants (if Lessor elects to so relet) (collectively, the "Reletting Expenses"); (iv) all expenses incurred by Lessor in enforcing Lessor's remedies, including attorneys' fees and court costs; (v) the total monthly payments and other benefits which Lessor would have received under this Agreement for the remainder of the term, minus any net sums thereafter received by Lessor through reletting the Premises during such period; and (vi) any other damages or relief which Lessor may be entitled to at law or in equity. Lessee shall not be entitled to any excess rent obtained by reletting the Premises.

          If Lessor repossesses the Premises without terminating this Agreement by reason of an Event of Default, then Lessee shall pay to Lessor the sum of
(i) the cost of recovering the Premises; (ii) the unpaid monthly payments and all other indebtedness accrued hereunder to the date of such repossession;
(iii) the Reletting Expenses; (iv) all expenses incurred by Lessor in enforcing Lessor's remedies, including attorneys' fees and court costs; (v) the total monthly payments and other benefits which Lessor would have received under this Agreement for the remainder of the term, minus any net sums thereafter received by Lessor through reletting the Premises during such period; and (vi) any other damages or relief which Lessor may be entitled to at law or in equity. Re-entry by Lessor or will not affect the obligations of Lessee for the unexpired term of this Agreement. Lessee shall not be entitled to any excess rent obtained by reletting the Premises. Actions to collect amounts due by Lessee may be brought on one or more occasions without the necessity of Lessor's waiting until the expiration of the term of this Agreement.

          Upon termination of this Agreement or repossession of the Premises due to an Event of Default, Lessor shall not be obligated to relet or attempt to relet the Premises or any portion thereof or to collect rent after reletting, but Lessor shall have the option to relet the whole or any portion of the Premises for any period to any tenant and for any use and purpose.

          11. Insurance. Lessee shall at its own cost and expense procure and maintain general liability insurance coverage and automobile coverage in the face amount of at least $1,000,000.00 per occurrence and workers compensation insurance as prescribed by Utah state law. A certificate of insurance naming Lessor as an additional insured shall be attached to this Agreement as Schedule
I. In addition, Lessee shall use only certified and insured helicopter carriers for trips and from the Site. Such carriers shall carry liability insurance in the face amount of at least $5,000,000.00 per occurrence. All such insurance shall cover Lessee's employees, agents and invitees while in, on or about the Site and while traveling to and from the Site, including losses attributable to the presence of the Equipment, Lessee's employees, agents or invitees while in, on or about the Site. Lessee shall be solely responsible for procuring and maintaining property insurance on the Equipment.

          12. Indemnification. Lessee shall indemnify, defend and hold harmless Lessor and any officer, director, employee, contractor, agent or affiliate of Lessor (collectively, a "Lessor Related Party") from and against any and all liabilities, obligations, damages, claims, suits, losses, causes of action, liens, judgments and expenses (including court costs, attorneys' fees and costs of investigation) or any kind, nature or description resulting from any injuries to or death of any person or any damage to the Site which either (i) arises from or is claimed to arise from any act, omission or negligence of Lessee or any employee, officer, contractor, agent, subtenant, guest, licensee or invitee of Lessee; (ii) arises from a breach, violation or nonperformance of any term, provision, covenant or agreement of Lessee hereunder or a breach or violation by Lessee of any court order or any law, regulation or ordinance of any federal, state or local authority; or (iii) arises from the activities of Lessee in and around the Site or the operations or conduct of Lessee's business upon the Site (collectively, the "Claims"), except to the extent such Claims are directly caused by the gross negligence or willful misconduct of Lessor. If any such Claim is made against Lessor, Lessee shall at its sole cost and expense defend such Claim by or through attorneys satisfactory to Lessor. In resolving or settling any Claim, Lessee shall obtain a release of such Claim made against Lessor or any Lessor Related Party. The indemnity obligations of Lessee are in addition to Lessee's obligations to obtain and maintain insurance as otherwise provided herein.

          Lessee specifically agrees to look solely to Lessor's interest in the Site for the recovery of any judgment against Lessor.

          13. Limits on Liability. Lessor shall have no liability to Lessee or any other party for any loss allegedly occasioned by the nontransmission or partial transmission of Lessee's data or damage to the Equipment by reason of the physical collapse of a tower or antennas, breakdown of a transmitter or its components, failure or inability of Utah Power and Light Company to supply electrical power, failure of Lessor's emergency generator, acts of God, sabotage, earthquake, fire, theft, burglary, windstorm or any other hazard (natural or man-made), strikes or walkouts,cancellation of Lessee's licenses or any other cause beyond Lessor's control. Lessor shall have no liability to Lessee or any other party and Lessee shall indemnify Lessor from and against all claims, costs and expenses for non-ionizing radiation claimed to originate as a result of Lessee's operations at the Site.

          14. Lessor's Facilities. Lessor shall have first call on personnel and all Lessor's equipment at the Site, which personnel and/or equipment may be temporarily limited by reason of personnel or power shortage and/or demand for reconstruction following a general breakdown caused by acts within or beyond Lessor's control. Lessor's emergency power supply equipment at the Site will not be available to Lessee in the event of a Utah Power and Light Company failure, except as otherwise provided in Schedule O.

          15. Property Tax. Lessee shall be responsible for any property taxes which arise from the operation of the Equipment at the Site. Lessee acknowledges that the Equipment may be located in Salt Lake and/or Tooele counties.

          16. Late Charges. Any amount owing to Lessor from Lessee under this Agreement that is thirty days past due shall be assessed a late charge of $50.00 per invoice per month for each invoice totaling less than $500.00 and a late charge of $200.00 per invoice per month for each invoice that is equal to or greater than $500.00.

          17. Road Maintenance Charge. Lessee acknowledges and agrees that an annual charge shall be assessed by Lessor to Lessee to cover access roadway maintenance and repairs. This cost shall be prorated among the various users of the Farnsworth Peak/Little Farnsworth Peak areas and is due and payable from Lessee on or before July 1st annually.

          18. Notices. All notices to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally, mailed by certified mail, return receipt requested, or delivered by recognized commercial courier to the other party at its last known business address.

          19. Governing Law. This Agreement shall be interpreted under and governed by the laws of the State of Utah.

          20. Environmental Representations and Warranties. Neither Lessee nor Lessee's agents, contractors, authorized representatives or employees shall engage in any of the following prohibited activities in, on or about the Site:

          A. Cause or permit any releases, discharges or spills of Hazardous Material on or from the Site;

          B. Cause or permit any manufacturing, holding, handling, retaining, transporting spilling, leaking, treating, disposing or dumping of Hazardous Material in or on any portion of the Site;

          C. Cause or permit to be located on the Site any underground or above-ground tanks for the storage of fuel oil, gasoline and/or other petroleum products or by-products;

          D. Cause or permit any releases, discharges or spills of fuel oil, gasoline and/or other petroleum products or by-products; or

          E. Otherwise place, keep, or maintain, or allow to be placed, kept or maintained, any Hazardous Material on any portion of the Site.

          For purposes of this paragraph, "Hazardous Material" means any radioactive, hazardous or toxic substance, material, waste or similar terms, including, without limitation, petroleum and petroleum produce, the presence of which at the Site or the discharge or emission of which from the Site or the collection, storage, treatment or disposal of which is regulated by governmental requirements or regulations.

          The last paragraph 12 of this Lease shall not be applicable to any representation, warranty or indemnification given to Lessee by Lessor pursuant to the terms of this paragraph 20.

          21. Waiver. The parties agree that the waiver of any breach of this Agreement by either party shall in no event constitute a waiver as to any further breach.

          22. Headings. Headings on each paragraph of this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

          23. Entire Agreement; Construction: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, contracts or other arrangements. No amendments, modifications or supplements to this Agreement shall be binding unless executed in writing by the parties hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first listed above.

KSL, a Division of Bonneville
International Corporation


By:__________________________

Its:_________________________


Loral Communication Systems
  Corporation


By:__________________________
     Stephen B. Jackson
Its: Vice President

                                  Schedule A


          The Premises are marked on the attached drawing of the site. The Premises include approximately 210 square feet of space in the attic above the kitchen in the transmitter building shown in the attached drawing for Lessee to install one six foot antenna with associated equipment of Schedule B.


Attachment:  Drawing KSLFPSD002          Site Plot Farnsworth Peak

                                  Schedule B
                          List of Lessee's Equipment



Item                  Description                        Qty.
----                  -----------                        ----

 1          HP-83751B Frequency Generator                 1
 2          HP-8563E Spectrum Analyzer                    1
 3          HP-3488A Switch Control Unit                  1
 4          486 Personal Computer                         1
 5          Video Monitor                                 1
 6          Parabolic Reflector, 6 ft. diameter           1
 7          Antenna Feeds (C, X, and Ku)                  3
 8          Az/El Antenna Positioner                      1
 9          Antenna Positioner Control Unit               1
10          3 dB 90 degree Coaxial Hybrid                 1
11          Coaxial Line Stretcher                        2
12          Wideband Coaxial Low Noise Amplifier          1
13          Power Meter                                   1
14          Directional Coupler                           1
15          24V DC Power Supply                           1
16          Misc. Cables and Connectors

                                  Schedule C


          For the period November 1, 1995 through October 31, 1996, Lessee's monthly rental payment shall be $1,000.00. If Lessee exercises its right to extend this Agreement as set forth in paragraph 9, beginning November 1, 1996 and continuing every year thereafter, the monthly rental payment shall be increased at the rate of five percent per year.

          If Lessee increases and/or modifies the Equipment or otherwise materially changes the nature of its operations at the Site, Lessor shall be entitled to increase the monthly rental payment accordingly.

          In addition to the above-described monthly rental payment, Lessee shall pay Lessor the sum of $96.00 per month for access to one telephone line to be provided by Lessor to Lessee.

                                  Schedule I
                           Certificate of Insurance



       CERTIFICATE OF INSURANCE                               ISSUE DATE
                                                              (MM/DD/YY)
                                                              02/15/96

PRODUCER                          THIS CERTIFICATE IS ISSUED AS A MATTER OF
                                  INFORMATION ONLY AND CONFERS NO RIGHTS
                                  UPON THE CERTIFICATE HOLDER. THIS
                                  CERTIFICATE DOES NOT AMEND, EXTEND OR
     Alexander & Alexander of     ALTER THE COVERAGE AFFORDED BY THE
     New York, Inc.               POLICIES BELOW.
     1185 Avenue of the
       Americas                          COMPANIES AFFORDING COVERAGE
     New York, New York 10036
                                              TRANSPORTATION INSURANCE CO.
                                  COMPANY
                                  LETTER    A

                                              CONTINENTAL CASUALTY COMPANY
                                  COMPANY
                                  LETTER    B

INSURED                                       ZURICH INSURANCE COMPANY
                                  COMPANY
                                  LETTER    C

                                  COMPANY
     LORAL COMMUNICATIONS         LETTER    D
     SYSTEMS
     M/S F1-E10                   COMPANY
     640 N. 3200 WEST             LETTER    E
     SALT LAKE CITY, UT 84116

COVERAGES
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR                TYPE OF INSURANCE              POLICY NUMBER
------                -----------------              -------------
   B       GENERAL LIABILITY                         GL 402521597
           /x/ COMMERCIAL GENERAL LIABILITY
           /_/_/ CLAIMS MADE /x/ OCCUR.
           /_/ OWNER'S & CONTRACTOR'S PROT.
           /x/ B.F. VENDORS

POLICY EFFECTIVE   POLICY EXPIRATION                  LIMITS
 DATE (MM/DD/YY)    DATE (MM/DD/YY)
----------------  ------------------  ---------------------------------------
    04/01/95           04/01/96       GENERAL AGGREGATE     $       2,500,000
                                      PROD. COMP/OP AGG.    $       2,500,000
                                      PERS. & ADV. INJURY   $       2,500,000
                                      EACH OCCURRENCE       $       2,500,000
                                      FIRE DAMAGE           $          50,000
                                      (Any one fire)
                                      MED. EXPENSE          $           5,000
                                      (Any one person)

CO LTR                TYPE OF INSURANCE              POLICY NUMBER
------                -----------------              -------------
           AUTOMOBILE LIABILITY                      BUA 802521600 A/S
   A       /x/ ANY AUTO                              BUA 002521599 TX
   A       /_/ ALL OWNED AUTOS                       PHYSICAL DAMAGE
           /_/ SCHEDULED AUTOS                       COLL. DED. $500
           /x/ HIRED AUTOS                           COMP. DED. $250
           /x/ NON-OWNED AUTOS
           /_/ GARAGE LIABILITY
           /_/

POLICY EFFECTIVE   POLICY EXPIRATION                  LIMITS
 DATE (MM/DD/YY)    DATE (MM/DD/YY)
----------------   -----------------  ---------------------------------------
    04/01/95           04/01/96       COMBINED SINGLE       $       1,000,000
    04/01/95           04/01/96       LIMIT
                                      BODILY INJURY         $
                                      (Per person)
                                      BODILY INJURY         $
                                      (Per accident)
                                      PROPERTY DAMAGE       $

CO LTR                TYPE OF INSURANCE              POLICY NUMBER
------                -----------------              -------------
   C       EXCESS LIABILITY                          AUO 684722502
           /x/ UMBRELLA FORM
           /_/ OTHER THAN UMBRELLA FORM

POLICY EFFECTIVE   POLICY EXPIRATION                  LIMITS
 DATE (MM/DD/YY)    DATE (MM/DD/YY)
----------------   -----------------  ---------------------------------------
    04/01/95           04/01/96       EACH OCCURRENCE       $       2,500,000
                                      AGGREGATE             $       2,500,000

CO LTR              TYPE OF INSURANCE                POLICY NUMBER
------              -----------------                -------------
   A                 WORKER'S COMPENSATION           WC 802521594 (RETRO)
   9                     AND                         WC 802521595 (DED.)
                     EMPLOYERS' LIABILITY

POLICY EFFECTIVE   POLICY EXPIRATION                  LIMITS
 DATE (MM/DD/YY)    DATE (MM/DD/YY)
----------------   -----------------   --------------------------------------
    04/01/95           04/01/96             STATUTORY LIMITS
    04/01/95           04/01/96
                                      EACH ACCIDENT         $       1,000,000
                                      DISEASE--POLICY
                                      LIMIT                 $       1,000,000
                                      DISEASE--EACH EMP.    $       1,000,000

CO LTR              TYPE OF INSURANCE                  POLICY NUMBER
------              -----------------                  -------------
           OTHER


POLICY EFFECTIVE   POLICY EXPIRATION                  LIMITS
 DATE (MM/DD/YY)    DATE (MM/DD/YY)
----------------   -----------------   --------------------------------------





DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS KSL, A DIVISION OF BONNEVILLE INTERNATIONAL CORPORATION A UTAH CORPORATION ARE INCLUDED AS ADDITIONAL INSUREDS BUT ONLY WITH RESPECT TO LIABILITIES ARISING OUT OF THE LEASING OF PREMISES AT FAR FIELD TEST ANTENNA RANGE LOCATED ON THE OQUIRRH MOUNTAINS RANGE IN SALT LAKE AND TOOELE COUNTIES, UTAH, COMMONLY KNOWN AS FARNSWORTH PEAK BY THE NAME ISSUED.

CERTIFICATE HOLDER                       CANCELLATION
------------------                       ------------
     KSL                                 SHOULD ANY OF THE ABOVE DESCRIBED
     ATTN: GREG JAMES                    POLICIES BE CANCELLED BEFORE THE
     BROADCAST HOUSE                     EXPIRATION DATE THEREOF. THE
     55 NORTH 200 WEST                   ISSUING COMPANY WILL ENDEAVOR TO
     P.O. BOX 1160                       MAIL 30 DAYS WRITTEN NOTICE TO THE
     SALT LAKE CITY, UT 84110-1160       CERTIFICATE HOLDER NAMED TO THE
                                         LEFT, BUT FAILURE TO MAIL SUCH
                                         NOTICE SHALL IMPOSE NO OBLIGATION
                                         OR LIABILITY OF ANY KIND UPON THE
                                         COMPANY, ITS AGENTS OR
                                         REPRESENTATIVES.

                                         authorized representative

                                  Schedule O


          1. Requested Emergency Engineering/Technical Services. $50.00 per hour. Hours shall be invoiced in tenths, with a minimum charge per request of two-tenths of an hour.

          2. Emergency Power Generator Use. This service is available only to the capacity of the system. Tenants have priority based on their length of time at the Site. Cost is $8.00/KVA (peak demand rate) per month. Should operation time exceed fifty hours per year, an additional charge will be made to cover the cost of additional fuel.

          3. Use of Tools and Workshop. The room known as the PI room is equipped with a work bench and tools, tool board, ladders, drill press, grinder, extension power cords, goggles and face shield which may be used by Lessee. Lessee shall be responsible for any loss, breakage or damage. The cabinet labeled "Tenant Use" contains a minimal assortment of electronic test equipment that is also available for use.

          4. Specialized Equipment and Supplies. An additional charge will be made for use of some items. The listing of such items is posted on the bulletin board at the Site and use of these items is subject to permission of Lessor's engineer on site.

          5. Use of Parts and Supplies. Lessor does not stock, inventory, sell or supply parts. In an emergency, the following rules apply:

          A. The requested item must be available and not in immediate need by Lessor;

          B. Approval to use the item must be obtained from Lessor's engineer on site; and

          C. No exchange of money or parts will be allowed, but replacement with identical and new parts on the basis of replace two items for any one used within seven days.

                                  Schedule S
                                   Seniority


  1.   KSL-TV (Operations Began) . . . . . . . . . . . .   1952

  2.   KSFI (FM) . . . . . . . . . . . . . . . . . . . .   Nov. 1, 1957

  3.   KISN (FM) . . . . . . . . . . . . . . . . . . . .   Nov. 11, 1968

  4.   U.S. Government, Secret Service . . . . . . . . .   Jun. 1, 1972

  5.   KSOP (FM) . . . . . . . . . . . . . . . . . . . .   Sep. 15, 1973

  6.   KRSP (FM) . . . . . . . . . . . . . . . . . . . .   Dec. 14, 1973

  7.   Utah Transit Authority  . . . . . . . . . . . . .   Nov. 3, 1976

  8.   Petersen Electric . . . . . . . . . . . . . . . .   Apr. 4, 1977

  9.   KBUL (FM) . . . . . . . . . . . . . . . . . . . .   Jul. 1, 1977

 10.   KBER (FM) . . . . . . . . . . . . . . . . . . . .   Jul. 1, 1977

 11.   Utah Transit Authority  . . . . . . . . . . . . .   Dec. 1, 1978

 12.   KBZN (FM) . . . . . . . . . . . . . . . . . . . .   Feb. 1, 1979

 13.   KRCL (FM) . . . . . . . . . . . . . . . . . . . .   Aug. 30, 1979

 14.   Questar . . . . . . . . . . . . . . . . . . . . .   Jun. 20, 1981

 15.   Precision Electronics . . . . . . . . . . . . . .   Jun. 26, 1981

 16.   KKAT (FM) . . . . . . . . . . . . . . . . . . . .   Mar. 23, 1983

 17.   GTE Airfone . . . . . . . . . . . . . . . . . . .   Sep. 14, 1990

 18.   KUMT (FM) . . . . . . . . . . . . . . . . . . . .   Aug. 20, 1991

 19.   Technivision Inc., dba Omnivision . . . . . . . .   Mar. 1992

 20.   Clairtel Communications Group, L.P. . . . . . . .   Jun. 15, 1992

 21.   SMR of Utah, Inc. . . . . . . . . . . . . . . . .   Nov. 15, 1992

 22.   Family Stations, Inc. . . . . . . . . . . . . . .   July 6, 1994

 23.   Heywood Engineering and Consulting  . . . . . . .   July 1, 1995

 24.   Loral Communications Systems  . . . . . . . . . .   Nov. 1, 1995

August 20, 1996


KSL, Division of Bonneville International
Broadcast House
55 North 300 West
P.O. Box 1160
Salt Lake City, Utah 84110-1160

Subject:  Lockheed Martin Tactical Systems, Inc.
          Exercise of Option for the Far Field Test Antenna Range
          Located on the Oquirrh Mountains Range in Salt Lake and Tooele Counties, Utah, Commonly Known as Farnsworth Peak
          November 1, 1996 - October 31, 1998

Gentlemen:

Lockheed Martin Tactical Systems, Inc. formerly exercises its first two year option for the subject Far Field Test Antenna Range for the period November 1, 1996 through October 31, 1998. The rental payment for the period November 1, 1996 through October 31, 1997 shall be $1,050/month plus the sum of $96/month for access to one telephone line to be provided by Lessor. The rental payment for the period of November 1, 1997 through October 31, 1998 shall be $1,102.50/month plus the sum of $96/month for access to one telephone line to be provided by Lessor.

Please indicate your concurrence with the above by signing below and returning one of the two originals to us, letterhead address. Thank you.

Landlord Concurrence:                 Very truly yours,
KSL, a division of Bonneville
International Corporation             LOCKHEED MARTIN TACTICAL
                                        SYSTEMS, INC.
                                      By:  LMC Properties, Inc. a  Lockheed
                                           Martin company its duly
                                           authorized representative, per
                                           CPS 420


By: _________________________         John W. Wissmann

Date: _______________________         Senior Manager, Real Estate

August 29, 1996



SENT BY FACSIMILE MACHINE


Ms. Joan Perkins
Lockheed Martin Tactical Systems, Inc.
3825 Fabian Way, M/S Z02
Palo Alto, California 94303-4697


Dear Ms. Perkins:

         I write in follow-up to a telephone conversation yesterday with Tony Tigert in your Salt City, Utah office. During my conversation, I agreed, on behalf of my client, KSL, a division of Bonneville International Corporation, to extend the time in which Lockheed Martin Tactical Systems, Inc. may exercise its option to renew that certain Lease Agreement dated March 18, 1996 from August 31, 1996 to September 30, 1996.

         Please contact me if you have any questions or comments concerning the foregoing. Thank you for your attention to this matter.

                                  Very truly yours,



                                  Boyd L. Hawkins

BJH/tmp

October 9, 1996


KSL, Division of Bonneville International
Broadcast House
Attn:  Kim Hake
55 North 300 West
P.O. Box 1160
Salt Lake City, Utah 84110-1160

Subject:       Lockheed Martin Corporation
               Exercise of Option for the Far Field Test Antenna Range Located on the Oquirrh Mountains Range in Salt Lake and Tooele Counties, Utah, Commonly Known as Farnsworth Peak. November 1, 1996 - October 31, 1998

Dear Ms. Hake:

Lockheed Martin Corporation formally exercises its first two year option for the subject Far Field Test Antenna Range for the period November 1, 1996 through October 31, 1998. The rental payment for the period November 1, 1996 through October 31, 1997 shall be $1,050/month plus the sum of $96/month for access to one telephone line to be provided by Lessor. The rental payment for the period November 1, 1997 through October 31, 1998 shall be $1,102.50/month plus the sum of $96/month for access to one telephone line to be provided by Lessor.

Please indicate your concurrence with the above by signing below and returning one of the two originals to us at 191 Chesapeake Park Plaza, Baltimore, Maryland 21220. Thank you.

Landlord Concurrence:                 Very truly yours,
KSL, a division of Bonneville
International Corporation             LOCKHEED MARTIN TACTICAL
                                        SYSTEMS, INC.
                                      By:  LMC Properties, Inc. a  Lockheed
                                           Martin Company its duly
                                           authorized representative, per
                                           CPS 420


By: _________________________         John W. (Jack) Wissmann
                                      Senior Manager, Real Estate

Date: _______________________

                                   EXHIBIT B


                                   DEFAULTS